UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41886	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Park of Commerce Boulevard, Suite 200
Savannah, Georgia 31405
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2026, Wes Calvert informed the Board of Directors (the “Board”) of Citi Trends, Inc. (the “Company”) that he will depart from the Board, effective as of February 19, 2026. His departure is not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on February 19, 2026, the Board appointed Benjamin Faw to serve as a member of the Board, effective as of February 19, 2026. Mr. Faw will receive the same compensation for his service as a director as the compensation received by other non-management directors on the Board. Concurrently with his appointment to the Board, Mr. Faw was appointed as Chair of the Finance Committee of the Board, effective as of February 19, 2026.

There are no family relationships between Mr. Faw and any previous or current officers or directors of the Company, and Mr. Faw does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Faw was appointed to the Board pursuant to the replacement rights of Fund 1 Investments, LLC (the “Investor”) with respect to Mr. Calvert under the Amended and Restated Cooperation Agreement, dated March 25, 2025, by and between the Company and the Investor (the “Cooperation Agreement”). Except for the Cooperation Agreement, there is no arrangement or understanding between Mr. Faw and any other persons or entities pursuant to which Mr. Faw was appointed as a director of the Company.

The information set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2025 is incorporated into this Item 5.02 by reference. The description of the Cooperation Agreement contained in such Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Cooperation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Cooperation Agreement, dated March 25, 2025, by and between Citi Trends, Inc. and Fund 1 Investments, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITI TRENDS, INC.

Date: February 20, 2026	By:	/s/ Kenneth D. Seipel
	Name:	Kenneth D. Seipel
	Title:	Chief Executive Officer